Exhibit 99.1
Virgin Orbit Announces Fourth Quarter and Full Year 2021 Financial Results

•Successfully launched 7 customer satellites onboard its LauncherOne rocket during the Above the Clouds mission on January 13, 2022 , the company’s third successful launch.
•Full year 2021 revenue increased to $7.4 million, up from $3.8 million in the prior year period.
•Growing backlog of contracts, including selection by NASA’s launch service program to support the agency’s VADR missions.
•Completed its going public transaction and began trading on the Nasdaq stock exchange on December 30, 2021.

LONG BEACH, Calif. – March 29, 2022 – Virgin Orbit (Nasdaq: VORB) (“Virgin Orbit” or the “Company”), the responsive launch and space solutions company, today announced its financial results for the fourth quarter and full year ended December 31, 2021.

Virgin Orbit’s Chief Executive Officer, Dan Hart, commented, “2021 marked a transformational year for Virgin Orbit as we completed several strategic milestones, including successful launches in 2021 and January 2022, the completion of our going public transaction and significant expansion of our global partners and customers. We are rapidly growing our backlog which provides launch visibility, and we continue to see a favorable response in the market for our services and launch capabilities.”

Mr. Hart continued, “As we look ahead to 2022, we are well-positioned to execute on multiple launches with a diverse set of customers and geographies. This includes the first ever space launch from the United Kingdom, which is made possible by our flexible launch capabilities. Our pipeline of opportunities has continued to grow as governments and private companies recognize the value proposition of our services.”

Recent Business Highlights:

•Flew three launches with 100% mission success since January 2021, carrying 26 satellites to space serving all key customer groups.
•Signed a new launch contract with Arqit Quantum Inc. that covers five dedicated launches.
•Signed an MOU with Astroscale Holdings Inc. to establish a new partnership to seek opportunities to cooperate on a series of space initiatives.
•Selected by NASA to provide launch services for the VADR missions.
•Signed an MOU with ANA Holdings to provide up to twenty launches.
•Participated in the G7 Summit and met with the British and Australian Prime Ministers.
•Awarded a funded study with the Missile Defense Agency.
•Signed several strategic investment agreements to enhance the Company’s space solutions activities.
•Completed a going public transaction with NexGen Acquisition Corp. II and began trading on the Nasdaq exchange on December 30, 2021.

2021 Financial Highlights:

•As of December 31, 2021, our binding and non-binding backlog was $575.0 million, an increase of over 500% from $86.0 million at the end of 2020. Of this, binding agreements was $151.5 million, an increase of more than 75% from $86.0 million at the end of 2020.
•Full year revenue of $7.4 million, up from $3.8 million in prior year period.
•Full year operating loss of $(171.4) million, compared to an operating loss of $(179.5) million in the prior year period.

Exhibit 99.1
•Full year net loss of $(157.3) million, compared to a net loss of $(121.7) million in the prior year period.
•Full year Adjusted EBITDA of $(140.4) million, improved from $(157.5) million in the prior year period.
•Cash and cash equivalents of $194.2 million as of December 31, 2021, up from $22.4 million as of December 31, 2020.
•Capital Expenditures totaled $25.3 million for the year ended December 31, 2021, up from $13.3 million as of December 31, 2020.

Conference Call Information:

The Company will conduct a conference call starting at 4:30 pm ET on Tuesday, March 29, 2022 to review the results for the fourth quarter and full year ended December 31, 2021.

Participants may access the call at 1-877-407-0792, international callers may use 1-201-689- 8263, and request to join the Virgin Orbit earnings call. A live webcast along with supplemental information will also be available at https://investors.virginorbit.com/news-events/ir-calendar.

A telephonic replay will be available shortly after the conclusion of the call and until Tuesday, April 12, 2022. Participants may access the replay at 1-844-512-2921, international caller may use 1-412-317-6671 and enter access code 13727987. An archived replay of the call will be available on the investors portion of the Virgin Orbit website at https://investors.virginorbit.com/.

ABOUT VIRGIN ORBIT
Virgin Orbit operates one of the most flexible and responsive space launch systems ever built. Founded by Sir Richard Branson in 2017, the company began commercial service in 2021, and has already delivered commercial, civil, national security, and international satellites into orbit. Virgin Orbit’s LauncherOne rockets are designed and manufactured in Long Beach, California, and are air-launched from a modified 747- 400 carrier aircraft that allows Virgin Orbit to operate from locations all over the world in order to best serve each customer’s needs.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the Company’s ability to access sources of capital, including debt financing and other sources of capital to finance operations and growth; its ability to grow market share in the developing space economy; market acceptance of its current and planned products and services and ability to achieve sufficient production volumes, as well as the factors, risks and uncertainties included in the Company’s prospectus dated February 2, 2022, as well as in the Company’s subsequent filings with the Securities and Exchange Commission (the "SEC"), accessible on the SEC’s website at www.sec.gov and the Investor Information section of the Company’s website at www.virginorbit.com. These filings identify and address other important risks and uncertainties that could cause the Company’s actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Virgin Orbit assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Virgin Orbit gives no assurance that it will achieve its expectations.

Exhibit 99.1

INQUIRIES:
Investor Relations, Virgin Orbit:
investors@virginorbit.com

Media, Virgin Orbit:
Alison Patch, Senior Director of Communications
press@virginorbit.com
949-616-2504

Exhibit 99.1

Fourth Quarter and Full Year 2021 Financial Results
VIRGIN ORBIT HOLDINGS, INC.
Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except for per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
Revenue	$155	$1,167	$7,385	$3,840
Cost of revenue	12,502	1,241	37,872	3,168
Gross profit	(12,347)	(74)	(30,487)	672
Selling, general and administrative expenses	23,659	9,493	92,796	43,003
Research and development expenses	11,606	35,661	48,079	137,135
Operating loss	(47,612)	(45,228)	(171,362)	(179,466)
Other income (expense):
Change in fair value of equity investments	1,940	—	6,792	—
Change in fair value of liability classified warrants	3,749	—	3,749	—
Interest expense, net	(5)	(1,222)	(24)	(4,852)
Other income, net	208	62,169	3,560	62,671
Total other income (expense), net:	5,892	60,947	14,077	57,819
Loss before income taxes	(41,720)	15,719	(157,285)	(121,647)
Provision for income taxes	6	—	6	5
Net loss	(41,726)	15,719	(157,291)	(121,652)

Other comprehensive loss
Foreign currency translation adjustment	35	(59)	137	(93)
Total comprehensive loss	$(41,691)	$15,660	$(157,154)	$(121,745)

Net loss per share:
Basic and diluted	$(0.14)	$0.06	$(0.55)	$(0.50)

Weighted average shares outstanding
Basic and diluted	302,162,066	258,509,661	287,527,234	244,163,821

Exhibit 99.1
VIRGIN ORBIT HOLDINGS, INC.
Consolidated Balance Sheets
As of December 31, 2021 and December 31, 2020
(In thousands, except per share data)

	As of
	December 31, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$194,154	$22,433
Restricted cash	828	4,353
Accounts receivable, net	2,080	3,358
Contract assets	3,077	—
Inventory	33,927	66
Prepaid expenses	4,712	6,421
Total current assets	238,778	36,631
Property, plant and equipment, net	61,425	49,103
Right-of-use assets	14,685	14,466
Investments	13,498	—
Deferred transaction costs	—	—
Other noncurrent assets	3,354	403
Total assets	$331,740	$100,603

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$10,334	$3,303
Current portion of lease obligation	1,642	1,154
Accrued liabilities	23,790	18,419
Deferred revenue	12,150	4,119
Due to related party	42	117
Total current liabilities	47,958	27,112
Lease obligation, net of current portion	14,078	14,179
Deferred revenue, net of current portion	28,991	23,520
Long-term debt due to Parent Company	—	235,108
Public and private placement warrant liabilities	20,188	—
Provision for contract losses and other long-term liabilities	7,555	306
Total liabilities	118,770	300,225
Commitments and contingencies (Note 17)
Stockholders’ equity (deficit)
Preferred stock, $0.0001 par value, 25,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 2,000,000,000 shares authorized; 334,919,914 and 0 shares issued and outstanding as of December 31, 2021 and 2020, respectively	34	27
Additional paid-in capital	1,033,393	463,380
Accumulated deficit	(820,454)	(663,163)
Accumulated other comprehensive (loss) income	(3)	134
Total stockholders’ equity (deficit)	212,970	(199,622)
Total liabilities and stockholders’ equity (deficit)	$331,740	$100,603

Exhibit 99.1
VIRGIN ORBIT HOLDINGS, INC.
Consolidated Statements of Cash Flows
Year ended December 31, 2021 and 2020
(In thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
Cash flows from operating activities
Net loss	$(41,729)	$15,720	$(157,291)	$(121,652)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,650	3,461	14,433	13,975
Stock-based compensation	2,313	904	10,621	3,154
Inventory write-down	2,509	—	4,078	—
Non-cash interest on long-term debt, due to Parent Company	—	1,217	—	4,831
Non-cash investment in Sky and Space	—	—	(1,706)	—
Change in fair value of equity investments	(1,940)	—	(6,792)	—
Change in fair value of liability classified warrants	(3,749)	—	(3,749)	—
Changes in operating assets and liabilities:
Accounts receivable	(757)	(1,904)	1,278	(1,351)
Contract assets	(409)	—	(3,077)	—
Inventory	(13,595)	1,117	(37,940)	(66)
Prepaid expenses	1,233	(458)	(1,259)	320
Deferred transaction costs	230	—	—	—
Other noncurrent assets	(2)	28	(32)	(82)
Due (to) from related party, net	8	(38)	(75)	898
Accounts payable	1,512	(4,608)	6,639	(480)
Other long-term liabilities	2,869	(228)	2,142	(472)
Accrued liabilities	3,719	3,212	5,326	5,921
Deferred revenue	1,821	(48,569)	13,502	(48,090)
Other, net	14	63	(95)	78
Net cash used in operating activities	(42,303)	(30,083)	(153,997)	(143,016)
Cash flows from investing activities:
Purchase of property and equipment	(8,489)	(3,688)	(25,280)	(13,337)
Purchase of investment in Arqit	—	—	(5,000)	—
Proceeds from sale of property and equipment	—	—	—	39
Net cash used in investing activities	(8,489)	(3,688)	(30,280)	(13,298)
Cash flows from financing activities:
Payments of finance lease obligations	(69)	(61)	(257)	(243)
Proceeds from the exercise of stock options	1,075	409	2,807	409
Advances to stock option holders	—	(18)	18	(18)
Cash received from non-controlling interest	—	(220)	—	—
Parent Company contributions	31,998	34,000	169,139	150,000
Parent Company distributions	—	—	—	(118,488)
Proceeds from reverse recapitalization	200,102	—	200,102	—
Payment of transaction costs related to reverse recapitalization	(19,336)	—	(19,336)	—
Net cash provided by financing activities	213,770	34,110	352,473	31,660
Net increase (decrease) in cash and cash equivalents and restricted cash	162,978	339	168,196	(124,654)
Cash and cash equivalents and restricted cash at the beginning of the period	32,004	26,447	26,786	151,440
Cash and cash equivalents and restricted cash at the end of the period	$194,982	$26,786	$194,982	$26,786

Cash and cash equivalents	$194,154	$22,433	$194,154	$22,433
Restricted cash	828	4,353	828	4,353
Cash and cash equivalents and restricted cash	$194,982	$26,786	$194,982	$26,786

Exhibit 99.1
Use of Non-GAAP Financial Measures
(Unaudited)

This press release references Adjusted EBITDA, a financial measure that is not prepared in accordance with generally accepted accounting principles in the United States (GAAP). The Company defines Adjusted EBITDA as earnings before interest expense, taxes, depreciation and amortization, stock-based compensation, and certain other items the Company believes are not indicative of its core operating performance. Non-GAAP financial measures are not a substitute for or superior to measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any other performance measures derived in accordance with GAAP.

The Company believes that presenting Adjusted EBITDA provides useful supplemental information to investors about the Company in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of Adjusted EBITDA or any other non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore any non-GAAP measures the Company uses may not be directly comparable to similarly titled measures of other companies.

A reconciliation of Adjusted EBITDA to net loss for the three months ended December 31, 2021 and 2020 and years ended December 31, 2021 and 2020, respectively, are set forth below:

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
	(In thousands)
Net Loss	$(41,726)	$15,719	$(157,291)	$(121,652)

Depreciation and amortization	3,650	3,461	14,433	13,975
Stock-based compensation	2,313	904	10,621	3,154
Inventory write-down	2,509	—	4,078	—
Loss on sale of fixed asset disposal	—	—	—	—
Non-cash interest on long-term debt, due to Parent Company	—	1,217	—	4,831
Non-cash investment in Sky and Space	—	—	(1,706)	—
Change in fair value of equity investments	(1,940)	—	(6,792)	—
Change in fair value of liability classified warrants	(3,749)	—	(3,749)	—
Gain on contract termination	—	(62,671)	—	(62,671)
Interest expense, net	5	1,222	24	4,852
Provision for income taxes	6	—	6	5

Adjusted EBITDA	$(38,932)	$(40,148)	$(140,376)	$(157,506)